                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K
                                 -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): APRIL 21, 2003

                          ACCREDO HEALTH, INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                       000-25769                  62-1642871
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                           1640 CENTURY CENTER PKWAY
                                   SUITE 101
                               MEMPHIS, TN 38134
          (Address of Principal Executive Offices, including Zip Code)

                                 (901) 385-3688
              (Registrant's telephone number, including area code)


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On April 17, 2003, the Board of Directors of Accredo Health, Incorporated (the "Company") declared a distribution of one right (a "Right") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to stockholders of record at the close of business on April 28, 2003 and for each share of Common Stock issued (including shares distributed from treasury) by the Company thereafter and prior to the Separation Time (as described below). Each Right will entitle the registered holder to purchase from the Company one ten-thousandth (1/10,000th) of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a purchase price of $100.00 per Unit (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Stockholder Protection Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent, to be entered into in substantially the form attached hereto as Exhibit 4.1 (the "Rights Agreement").

Separation Time

         Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and the Separation Time will occur upon the earlier of (i) ten business days (unless otherwise accelerated or delayed by the Board) following public announcement by the Company that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Common Stock, or (ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then-outstanding shares of Common Stock. An Acquiring Person does not include
(a) any person who is a beneficial owner of 15% or more of the Common Stock on April 17, 2003 (the date of adoption of the Rights Agreement), unless such person or group shall thereafter acquire beneficial ownership of any additional Common Stock and fails to reduce its beneficial ownership of Common Stock to previous levels, (b) a person who acquires beneficial ownership of 15% or more of the Common Stock without any intention to effect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the Common Stock, or (c) any person who is or becomes a beneficial owner of 15% or more of the Common Stock as the result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-in Date (as described below). In addition, the Company, any wholly owned subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned subsidiary of the Company shall not be an Acquiring Person.


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Transfer of Rights and Certificates

         Until the Separation Time, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after April 17, 2003 (including shares distributed from treasury) will bear a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         Promptly after the Separation Time, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the date when the Separation Time occurs (other than holders of Rights that are or were beneficially owned by an Acquiring Person or an affiliate or associate thereof or by any transferee of any of the foregoing, which Rights shall be void) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Exercise Period

         The Rights are not exercisable until the Separation Time and will expire at the close of business on April 28, 2013, unless earlier exchanged or terminated by the Company as described below.

Exercise of Rights for Common Stock

         If a Flip-In Date occurs (i.e., the close of business ten business days following a public announcement by the Company that a person has become an Acquiring Person), and if the Company has not terminated the Rights as described below, then a Right entitles the holder thereof to acquire shares of Common Stock (rather than Preferred Stock) having a value equal to twice the Right's Exercise Price. Instead of issuing shares of Common Stock upon exercise of a Right following a Flip-In Date, the Company may substitute therefor shares of Preferred Stock at a ratio of one ten-thousandth (1/10,000th) of a share of Preferred Stock for each share of Common Stock so issuable. In the event there are not sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock to permit exercise in full of the Rights, the Company may substitute cash, debt or equity securities or other assets (or any combination of the above). In addition, the Board of Directors of Company may, after a Flip-In Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the Common Stock, elect to exchange all outstanding Rights (other than Rights that have become void) for shares of Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right. Notwithstanding any of the foregoing, Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any person on or after the date such person becomes an Acquiring Person will be null and void.


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         Following the Flip-In Date, if the Company's Board of Directors is
controlled by an Acquiring Person, then the Company shall not enter into an agreement with respect to, consummate or permit to occur any (i) consolidation, merger or share exchange if either the Acquiring Person (or an affiliate or associate of the Acquiring Person) is a party to the transaction or the terms of the transaction are not the same for the Acquiring Person as for the other holders of Common Stock or (ii) sale or transfer of a majority of the Company's assets, unless, in each case, the Company enters into an agreement for the benefit of the holders of the Rights (other than Rights that have become void) providing that upon consummation of such transaction each Right (other than Rights that have become void) shall constitute the right to purchase stock in the acquiring entity having a value equal to twice the Exercise Price of the Rights.

Adjustments

         The exercise price payable and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend, stock split or reverse stock split, or other recapitalization which would change the number of shares of Common Stock outstanding.

         If prior to the Separation Time, the Company distributes securities or assets in exchange for Common Stock (other than regular cash dividends or a dividend paid solely in Common Stock) whether by dividend, reclassification, or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Termination of Rights

         At any time until the close of business on the Flip-In Date, the Board of Directors may terminate all of the Rights without any payment to the holders thereof. The Board of Directors may condition termination of the Rights upon the occurrence of a specified future time or event. Rights that are terminated will become null and void.

Amendments

         Any provisions of the Rights Agreement may be amended at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights, and thereafter, the Rights Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders generally or to cure an ambiguity or to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.


                                      -4-
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Rights Prior to Exercise

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Tax Consequences

         While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

Effect of the Rights

         The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger, statutory share exchange or other business combination approved by the Board of Directors since the Rights may be terminated by the Company upon resolution of the Board of Directors at any time on or prior to the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Documents and Effect of This Summary

         A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the rights Agreement, which is hereby incorporated by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

EXHIBIT NO.    DESCRIPTION

   4.1         Form of Stockholder Protection Rights Agreement, between Accredo Health,
               Incorporated and American Stock Transfer and Trust Company, as Rights Agent

   99.1        Press Release, dated April 21, 2003


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACCREDO HEALTH, INCORPORATED


                                   By: /s/ Thomas W. Bell, Jr.
                                      ----------------------------------------
                                      Thomas W. Bell, Jr.
                                      Senior Vice President and General Counsel

Dated:   April 21, 2003


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